Exhibit 10.3

Option Agreement

This OPTION AGREEMENT (this “Agreement”) is made as of July 20, 2006, by and between Adsouth Partners, Inc. a Nevada corporation (“Adsouth”), and MFC Development Corp., a Delaware corporation (“Buyer”).

IN CONSIDERATION of the premises and mutual covenants contained herein, Buyer and Adsouth agree as follows:

1.

Option.

Purchase of Stock".

(a)

From the date hereof until 5:30 PM, Eastern time on July 19, 2008 (the “Option Period”), Buyer shall have the right and option (the “Option”) to purchase any or all of the Option Shares, as hereinafter defined, at the Exercise Price per Share, as hereinafter defined, within three (3) days of providing written notice to Adsouth of its intention to purchase such shares (the “Exercise Notice”).  The Exercise Notice shall set forth the number of Option Shares as to which the Option is being exercised and the Exercise Price, as hereinafter defined.  Buyer shall make payment for the shares specified in an Exercise Notice by certified or official bank check in the amount of the Exercise Price.  In the event that the payment covers more than the number of Option Shares as to which the option can be exercised, Adsouth shall promptly refund such excess.

(b)

The term “Option Shares” shall mean those shares (the “Shares”) of Buyer’s common stock that were issued to Adsouth pursuant to the Asset Purchase Agreement dated as of June 22, 2006 (the “Purchase Agreement”) by and among Buyer, Adsouth and certain of Adsouth’s subsidiaries, and, on the date Adsouth receives the Exercise Notice, are (i) owned by Adsouth or any of its affiliates and (ii) are not subject to an agreement pursuant to which Adsouth has agreed to sell the Shares to an unaffiliated bona fide purchaser.

(c)

The “Exercise Price per Share” shall mean $1.00 for the period from the date of this Agreement through the close of business on July 19, 2007 and $1.15 for the period from July 20, 2007 through July 19, 2008.  The “Exercise Price” shall be the Exercise Price per Share times the number of Option Shares as to which the Option is being exercised.

(d)

Nothing in this Agreement shall be construed to restrict in any manner the right of Adsouth to sell any Option Shares in a bona fide transaction prior to receipt of an Exercise Notice (or anytime thereafter if, with respect to such Exercise Notice, full payment therefor shall not have been made within the time specified above), and upon such sale, the Option shall terminate as to the transferred shares.  Adsouth may pledge, hypothecate or encumber the Option Shares only in the event that Adsouth has advised and informed any third-party affected thereby that the Option Shares are subject to this Agreement and such third party acknowledges in writing that the Options Shares may be purchased by Buyer in accordance with the terms of this Agreement notwithstanding such third-party’s interest in the Option Shares.

(e)

Adsouth acknowledges that the Option Shares are restricted securities, as defined in Rule 144 of the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and Buyer acknowledges that the Option Shares are Registrable Securities, as defined in a certain registration rights agreement dated the date hereof by and between Adsouth and Buyer.

2.

Assignment. Buyer shall be entitled to assign its rights hereunder upon written notice to Adsouth.

3.

Adjustment for Reorganizations, Stock Splits, etc.  If the outstanding shares of Common Stock of Buyer (or any other class of shares or securities which shall have become issuable upon the exercise of this Option pursuant to this sentence) are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of Buyer through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the number of shares, without change in the aggregate purchase price applicable to the unexercised portion of this option, but with a corresponding adjustment in the price for each share or other unit of any security covered by this option.

4.

General Provisions

(a)

Complete Agreement; Modifications.  This Agreement and any documents referred to herein or executed contemporaneously herewith constitute the parties’ entire agreement with respect to the subject matter hereof and supersede all prior written or prior or contemporaneous oral agreements, representations, warranties, statements, promises and understandings, whether oral or written.  This Agreement may not be amended, altered or modified except by a writing signed by the parties.

(b)

Additional Documents.  Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

(c)

Notices.  Unless otherwise specifically permitted by this Agreement, all notices under this Agreement shall be in writing and shall be delivered as set forth in the Purchase Agreement.

(d)

Disputes.  All disputes under this Agreement shall be governed by the dispute resolution provisions of the Purchase Agreement.

(e)

Waivers Strictly Construed.  With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or by any other indulgence.

(f)

Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

“Buyer”

MFC Development Corp.

By:

Name: Nancy Duitch

Title:

CEO

Adsouth Partners, Inc.

By:

Name: Anton Lee Wingeier

Title:  CEO